EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8’s No. 333-101848 and 333-101789 and Form S-3 No. 333-117517) of Seagate Technology and in the related Prospectus of our report dated July 20, 2004, with respect to the consolidated financial statements of Seagate Technology included in the Annual Report (Form 10-K/A) for the year ended July 2, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

San Jose, California

September 1, 2004